Exhibit 4.1

AMENDMENT TO RIGHTS AGREEMENT

This AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”) is made as of January 20, 2020, by and between CSS Industries, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”).

RECITALS:

WHEREAS, the Company is entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), by and among the Company, IG Design Group Americas, Inc., a Georgia corporation (“Parent”), TOM MERGER SUB INC., a Delaware corporation and direct, wholly owned subsidiary of Parent (“Merger Sub”), and IG Design Group Plc, a public limited company incorporated and registered in England and Wales, pursuant to which (i) Parent will cause Merger Sub to commence a tender offer (as it may be amended from time to time as permitted under the Merger Agreement, the “Offer”) to purchase any and all of the issued and outstanding shares of the Company’s common stock, and (ii) as soon as practicable following the consummation of the Offer, Merger Sub will merge with and into the Company, with the Company surviving the merger as the surviving corporation, and the outstanding shares of the Company’s common stock that are not tendered in the Offer will be converted into the right to receive a cash payment equal to the per share offer price in the Offer;

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of November 11, 2019 (the “Rights Agreement”);

WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in connection with the execution and delivery of the Merger Agreement; and

WHEREAS, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

AGREEMENT:

NOW, THEREFORE, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 27 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

1.      Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

2.      The definition of “Acquiring Person” set forth in Section l(a) of the Rights Agreement is amended by (a) deleting the word “and” at the end of clause (i) thereof, (b) deleting the period at the end of clause (ii) thereof and replacing it with “; and” and (c) adding the following new clause (iii) to the end of such definition:

“(iii) no Person shall be or become an Acquiring Person by reason of (A) the execution and delivery of the Agreement and Plan of Merger, dated as of January 20, 2020, by and among the Company, IG Design Group Americas, Inc., a Georgia corporation (“Parent”), TOM MERGER SUB INC., a Delaware corporation and direct, wholly owned Subsidiary of Parent (“Merger Sub”), and IG Design Group Plc, a public limited company incorporated and registered in England and Wales, (as the same may be amended from time to time, the “Merger Agreement”) or the execution and delivery of any amendment thereto, (B) the consummation of the tender offer for Common Shares (the “Offer”) by Merger Sub, (C) the merger of Merger Sub with and into the Company, or (D) the consummation of any other transaction contemplated by the Merger Agreement.”

3.      The definition of “Distribution Date” in Section 1(u) of the Rights Agreement is hereby amended by adding the following sentence to the end of that definition:

“Notwithstanding anything else set forth in this Agreement, no Distribution Date shall be deemed to have occurred by reason of (i) the execution and delivery of the Merger Agreement or any amendment thereto, (ii) the consummation of the Offer by Merger Sub, (iii) the merger of Merger Sub with and into the Company, or (iv) the consummation of any other transaction contemplated by the Merger Agreement.”

4.      The definition of “Shares Acquisition Date” in Section 1(ddd) of the Rights Agreement is hereby amended by adding the following sentence to the end of that definition:

“Notwithstanding anything else set forth in this Agreement, a Shares Acquisition Date shall not be deemed to have occurred by reason of (i) the execution and delivery of the Merger Agreement or any amendment thereto, (ii) the consummation of the Offer by Merger Sub, (iii) the merger of Merger Sub with and into the Company, or (iv) the consummation of any other transaction contemplated by the Merger Agreement.”

5.      The definition of “Triggering Event” in Section 1(jjj) of the Rights Agreement is hereby amended by adding the following sentence to the end of that definition:

“Notwithstanding anything else set forth in this Agreement, no Triggering Event shall be deemed to have occurred by reason of (i) the execution and delivery of the Merger Agreement or any amendment thereto, (ii) the consummation of the Offer by Merger Sub, (iii) the merger of Merger Sub with and into the Company, or (iv) the consummation of any other transaction contemplated by the Merger Agreement.”

6.      Section 7(a) of the Rights Agreement is amended by deleting the word “and” at the end of clause (ii) thereof and by deleting the entire clause (iii) thereof and replacing it with the following:

“(iii) the time at which the Rights are exchanged in full as provided in Section 24 hereof, and (iv) the moment in time immediately prior to the Merger Effective Time (as such term is defined in the Merger Agreement) (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the “Expiration Date”).”

7.      Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence to the end of that Section:

“Notwithstanding anything else set forth in this Agreement, no Section 11(a)(ii) Event shall be deemed to have occurred by reason of (A) the execution and delivery of the Merger Agreement or any amendment thereto, (B) the consummation of the Offer by Merger Sub, (C) the merger of Merger Sub with and into the Company, or (D) the consummation of any other transaction contemplated by the Merger Agreement.”

8.      Section 13(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of that Section:

“Notwithstanding anything else set forth in this Agreement, no Section 13 Event shall be deemed to have occurred by reason of (i) the execution and delivery of the Merger Agreement or any amendment thereto, (ii) the consummation of the Offer by Merger Sub, (iii) the merger of Merger Sub with and into the Company, or (iv) the consummation of any other transaction contemplated by the Merger Agreement.”

9.      The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

10.  All the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

11.  Nothing in this Amendment shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares).

12.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

13.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such jurisdiction applicable to contracts made and to be performed entirely within such jurisdiction.

14.  This Amendment may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute one and the same instrument, it being understood that all parties need not sign the same counterpart. A signature to this Amendment executed or transmitted electronically (including by facsimile and a portable document format signature) will have the same authority, effect and enforceability as an original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

COMPANY:

CSS INDUSTRIES, INC.

By:	/s/ Christopher J. Munyan
Name:	Christopher J. Munyan
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT TO RIGHTS AGREEMENT]

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS RIGHTS AGENT

By:	/s/Michael A. Nespoli
Name:	Michael A. Nespoli
Title:	Executive Director

[SIGNATURE PAGE TO AMENDMENT TO RIGHTS AGREEMENT]